Exhibit 99.1

Enochian BioSciences Announces $29 Million Registered Direct Offering
Priced At-the-Market Under Nasdaq Rules

LOS ANGELES, June 14, 2021 (NASDAQ: ENOB) -- Enochian BioSciences, Inc., a company focused on gene-modified cellular and immune therapies in infectious diseases and cancer, today announced that it has entered into a definitive securities purchase agreement with several institutional investors for the issuance and sale of an aggregate of 3,866,667 shares of its common stock at a purchase price of $7.50 per share of common stock a registered direct offering priced at-the-market under Nasdaq rules. The registered direct offering is expected to close on or about June 16, 2021, subject to the satisfaction of customary closing conditions.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

The gross proceeds from the offering are expected to be approximately $29 million before deducting placement agent fees and other offering expenses. Enochian currently intends to use the net proceeds from the offering for working capital and general corporate purposes.

The securities described above are being offered pursuant to Enochian’s shelf registration statement on Form S-3 (File No. 333-239837) filed with the Securities and Exchange Commission (the “SEC”) on July 13, 2020 and declared effective on July 20, 2020. Such securities may be offered only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. A final prospectus supplement and the accompanying prospectus relating to the securities being offered in the registered direct offering will be filed with the SEC. Electronic copies of the final prospectus supplement and the accompanying prospectus may be obtained, when available, on the SEC’s website at http://www.sec.gov or by contacting H.C. Wainwright & Co., LLC, 430 Park Avenue, 3rd Floor, New York, NY 10022, by e-mail: placements@hcwco.com or by telephone: (212) 856-5711.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of any of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

About Enochian BioSciences, Inc.

Enochian BioSciences, Inc. is a biopharmaceutical company dedicated to identifying, developing, manufacturing, and commercializing gene-modified cell therapy. The company’s gene-modified cell therapy platform can be applied to multiple indications, including HIV/AIDS and Oncology.

Forward-Looking Statements

Statements in this press release that are not strictly historical in nature are forward-looking statements. These statements are only predictions based on current information and expectations and involve a number of risks and uncertainties, including but not limited to all statements related to the completion of the registered direct offering, the satisfaction of customary closing conditions related to the offering and the intended use of net proceeds from the offering as well as the success or efficacy of our pipeline. All statements other than historical facts are forward-looking statements, which can be identified by the use of forward-looking terminology such as “believes,” plans,” “expects,” “aims,” “intends,” “potential,” or similar expressions. Actual events or results may differ materially from those projected in any of such statements due to various uncertainties, including market and other conditions and as set forth in Enochian BioSciences most recent Annual Report on Form 10-K filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, and Enochian BioSciences undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof, except as requires by law.

 Contact: ir@enochianbio.com